Exhibit 10.31

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 1

to the

Services Agreement

dated 6 June 2000

between

LONZA BIOLOGICS PLC

and

XCYTE THERAPIES, INC.

THIS AMENDMENT is made the 10th day of January, 2001.

BETWEEN

LONZA BIOLOGICS PLC of 228 Bath Road, Slough, Berkshire SL1 4DY, England (hereinafter referred to as “LB”), and

XCYTE THERAPIES, INC. of 1124 Columbia Street, Suite 130, Seattle, Washington 98104, USA (hereinafter referred to as “Customer”).

WHEREAS

A. Customer and LB entered into a services agreement dated 6 June 2000 (hereinafter referred to as “the Agreement”), under which LB is required to perform the Services as stated therein.

B. Customer would like LB to carry out additional activities under the Agreement.

C. LB is willing to carry out the additional activities.

NOW THEREFORE it is hereby agreed by the parties to amend the Agreement as follows:

1.	A new Stage 14 shall be added to Schedule 2 to the Agreement to read as follows:

“14.0 Stage 14 [**]

14.1	Objectives

14.1.1	Production of [**] from the [**] Cell Line

14.2	Activities

14.2.1	Performance of [**] to [**] from the [**] Cell Line

14.2.2	[**] of [**].

Note: A proportion of the [**] will be used to [**].

14.2.3	[**] product from [**].

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.2.4	[**] into [**] to be specified by the Customer. [**] or as agreed with the Customer.

14.2.5	Analyze the [**] by [**]. Measure levels of [**] in the [**].

14.2.6	Ship Product (approximately [**]) to Customer. The Customer accepts that the [**] may not be complete at the time of shipment.

14.2.7	Issue a [**] of the Activities to the Customer.

Note: The [**] will be defined at the end of Stage 3 and used to [**] the Pilot Batch (Stage 5). [**] may be made to the purification process after [**] and prior to the [**] (Stage 6).

Stage 14 will commence by agreement with the [**]. This Stage will be complete upon [**]. It is estimated that this Stage will be complete [**] from commencement of the Stage.”

2.	The following shall be added to Schedule 3 of the Agreement:

“1.0	Price

In consideration for LB carrying out the Services as detailed in Schedule 2 the Customer shall pay LB as follows:

Stage		Price (UK £ Sterling)
Stage 14	[**]	£ [**]

2.0	Payment

Payment by the Customer of the Price for each Stage and substage shall be made against LB’s invoices as follows:

2.1	For Stage 14

Fee of £ [**] upon [**] of Stage 14.

Fee of £ [**] upon [**] of Stage 14.”

3.	Save as herein provided all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have caused this Amendment No. 1 to be executed by their respective representatives thereunto duly authorized as of the day and year first above written.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Signed for and behalf of	/s/:	Judith Symes
LONZA BIOLOGICS PLC	Company Secretary		Title

Signed for and behalf of	/s/:	Ronald J. Berenson
XCYTE THERAPIES	President and CEO		Title

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